EXHIBIT 23.2


             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-67188) pertaining to The Diana Corporation 1986 Nonqualified Stock Option Plan and the Registration Statements (Form S-3 Nos. 33-88392 and 333-1055) of The Diana Corporation and in the related Prospectus of our report dated June 2, 1995, with respect to the consolidated financial statements and schedules of The Diana Corporation included in the Annual Report (Form 10-K) for the fiscal year ended March 31, 1997.


Milwaukee, Wisconsin                                       ERNST & YOUNG LLP
September 22, 1997